Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1

Date:	February 19, 2020

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Fourth Quarter and Full Year Financial Results;
Initiates 2020 Earnings Guidance

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported fourth quarter 2019 earnings per share of $1.92 on an as-reported basis and 68 cents on an adjusted basis (non-GAAP). For the full year, the company reported 2019 earnings per share of $6.30 on an as-reported basis and $5.40 on an adjusted basis.

“We are reporting strong results for another very successful year,” said Entergy Chairman and Chief Executive Officer Leo Denault. “The favorable turn in weather in the second half of the year was a good opportunity for us to take on additional stakeholder initiatives. The fundamentals supporting our steady, predictable growth are strong and give us confidence in our financial outlooks.  And as we take our business to the next level, we aspire to do even better.”

Business highlights included the following:

•	Entergy initiated 2020 adjusted EPS guidance of $5.45 to $5.75 and affirmed 2021-2022 outlooks of $5.80 to $6.10 and $6.15 to $6.45, respectively.

•	Entergy Mississippi acquired Choctaw County Generating Station, an 810-megawatt CCGT.

•	Entergy Louisiana completed its Southwest Louisiana Improvement Project (transmission).

Table of Contents Page
News Release1
Appendices9
A: Consolidated Results and Adjustments10
B: Earnings Variance Analysis14
C: Utility Financial and Operating Measures17
D: EWC Financial and Operating Measures18
E: Consolidated Financial Measures19
F: Definitions and Abbreviations and Acronyms20
G: Other GAAP to Non-GAAP Reconciliations24
Financial Statements27

•	The APSC approved Entergy Arkansas’ FRP settlement.

•	Chicot Solar Energy Center, the largest solar project in Arkansas, broke ground.

•	Entergy was inducted in the Corporate Citizenship Hall of Fame by the U.S. Chamber of Commerce Foundation Corporate Citizenship Center.

•	Entergy raised its dividend for the fifth consecutive year.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
As-reported earnings	385	(66)	451	1,241	849	393
Less adjustments	248	(194)	442	177	(121)	298
Adjusted earnings (non-GAAP)	137	128	9	1,064	970	94
Estimated weather in billed sales	45	25	20	46	67	(21)

(After-tax, per share in $)
As-reported earnings	1.92	(0.36)	2.28	6.30	4.63	1.67
Less adjustments	1.24	(1.06)	2.30	0.90	(0.66)	1.56
Adjusted earnings (non-GAAP)	0.68	0.70	(0.02)	5.40	5.29	0.11
Estimated weather in billed sales	0.22	0.13	0.09	0.23	0.37	(0.14)

Calculations may differ due to rounding

Consolidated Results

For fourth quarter 2019, the company reported earnings of $385 million, or $1.92 per share, on an as-reported basis, and earnings of $137 million, or 68 cents per share, on an adjusted basis. This compared to a fourth quarter 2018 loss of $(66 million), or (36) cents per share, on an as-reported basis, and earnings of $128 million, or 70 cents per share, on an adjusted basis.

For the full year, the company reported earnings of $1,241 million, or $6.30 per share, on an as-reported basis, and earnings of $1,064 million, or $5.40 per share, on an adjusted basis. This compared to 2018 earnings of $849 million, or $4.63 per share, on an as-reported basis, and earnings of $970 million, or $5.29 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For fourth quarter 2019, the Utility business reported earnings attributable to Entergy Corporation of $271 million, or $1.35 per share, on an as-reported basis, and earnings of $229 million, or $1.14 per share, on an adjusted basis. This compared to fourth quarter 2018 earnings of $388 million, or $2.12 per share, on an as-reported basis, and earnings of $209 million, or $1.14 per share, on an adjusted basis. Drivers for the quarter included:

•	rate activity at E-AR, E-LA, E-MS, and E-TX;

•	regulatory charges and provisions in fourth quarter 2018; and

•	a fourth quarter 2019 favorable income tax item (considered an adjustment and excluded from adjusted earnings).

These drivers were partially offset by:

•	lower retail sales volume;

•	higher operating expenses (primarily depreciation and other O&M);

•	higher interest expense;

•	a fourth quarter 2018 favorable income tax item, net of customer sharing (considered an adjustment and excluded from adjusted earnings); and

•	a fourth quarter 2018 reversal of a tax reform accrual (considered an adjustment and excluded from adjusted earnings).

For full year 2019, the Utility business reported earnings attributable to Entergy Corporation of $1,411 million, or $7.16 per share, on an as-reported basis, and earnings of $1,369 million, or $6.95 per share, on an adjusted basis. This compared to full year 2018 earnings of $1,483 million, or $8.09 per share, on an as-reported basis, and $1,262 million, or $6.88 per share, on an adjusted basis. Drivers for the full year included:

•	rate activity at E-AR, E-LA, E-MS, and E-TX;

•	regulatory charges and provisions in 2018; and

•	a fourth quarter 2019 favorable income tax item (considered an adjustment and excluded from adjusted earnings).

These drivers were partially offset by:

•	lower retail sales volume, including less favorable weather;

•	higher operating expenses (primarily depreciation and other O&M);

•	higher interest expense;

•	second and fourth quarter 2018 favorable income tax items, net of customer sharing, (considered adjustments and excluded from adjusted earnings); and

•	a fourth quarter 2018 reversal of a tax reform accrual (considered an adjustment and excluded from adjusted earnings).

On a per share basis, both fourth quarter and full year 2019 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For fourth quarter 2019, Parent & Other reported a loss attributable to Entergy Corporation of $(103 million), or (51) cents per share, on an as-reported basis, and a loss of $(92 million), or (46)

cents per share, on an adjusted basis. This compared to a loss of $(81 million), or (44) cents per share, on both an as-reported and an adjusted basis in fourth quarter 2018. Drivers for the quarter included:

•	lower other income (deductions)-other due to the timing of a charitable contribution; and

•
a fourth quarter 2019 income tax item related to a valuation allowance recorded on an interest expense deduction (the amount related to the 2018 tax year was considered an adjustment and excluded from adjusted earnings).

For the full year, Parent & Other reported a loss attributable to Entergy Corporation of $(316 million), or $(1.60) per share, on an as-reported basis, and a loss of $(305 million), or $(1.55) per share, on an adjusted basis. This compared to a full year 2018 loss of $(292 million), or $(1.59) per share, on both an as-reported and an adjusted basis. The drivers for fourth quarter 2019 discussed above were also the drivers for the full year.

On a per share basis, both fourth quarter and full year 2019 results reflected higher common shares outstanding.

Entergy Wholesale Commodities

For fourth quarter 2019, EWC reported earnings attributable to Entergy Corporation of
$217 million, or $1.08 per share, on an as-reported basis. This compared to a fourth quarter 2018 loss attributable to Entergy Corporation of $(373 million), or $(2.04) per share, on an as-reported basis. Drivers for the quarter included:

•	higher gains on decommissioning trust funds;

•	favorable income tax items recorded in fourth quarter 2019;

•	lower asset write-offs, impairments and related charges as compared to a year ago; and

•	lower severance and retention expense, as well as lower O&M expense due to the shutdown of Pilgrim.

These drivers were partially offset by lower revenue primarily due to the shutdown of Pilgrim.

For the full year, EWC reported earnings attributable to Entergy Corporation of
$147 million, or 74 cents per share, on an as-reported basis. This compared to a full year 2018 loss attributable to Entergy Corporation of $(343 million), or $(1.87) per share, on an as-reported basis. Drivers for the year included:

•	higher gains on decommissioning trust funds;

•	lower asset write-offs, impairments and related charges as compared to a year ago;

•	lower severance and retention expense, as well as lower O&M expense due to the shutdown of Pilgrim; and

•	favorable income tax items in 2019 as compared to 2018.

These drivers were partially offset by lower revenue primarily due to the shutdown of Pilgrim and higher nuclear refueling outage expense.

On a per share basis, both fourth quarter and full year 2019 results reflected higher common shares outstanding.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per Share Guidance

Entergy initiated its 2020 adjusted EPS guidance range of $5.45 to $5.75. See webcast presentation slides for additional details.

The company has provided 2020 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the periods. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately (40) cents in 2020. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, February 19, 2020, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 1253867, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through February 26, 2020, by dialing 855-859-2056, conference ID 1253867.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of $11 billion and approximately 13,600 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; return on average invested capital; and return on average common equity are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) excludes the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2020 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets, or economic conditions; and (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and other catastrophic events.

###

Fourth Quarter 2019 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2019 vs. 2018 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	271	388	(117)	1,411	1,483	(73)
Parent & Other	(103)	(81)	(22)	(316)	(292)	(24)
EWC	217	(373)	590	147	(343)	490
Consolidated	385	(66)	451	1,241	849	393

Less adjustments
Utility	41	179	(137)	41	222	(180)
Parent & Other	(11)	—	(11)	(11)	—	(11)
EWC	217	(373)	590	147	(343)	490
Consolidated	248	(194)	442	177	(121)	298

Adjusted earnings (loss) (non-GAAP)
Utility	229	209	20	1,369	1,262	108
Parent & Other	(92)	(81)	(11)	(305)	(292)	(14)
EWC	—	—	—	—	—	—
Consolidated	137	128	9	1,064	970	94
Estimated weather in billed sales	45	25	20	46	67	(21)

Diluted average number of common shares outstanding (in millions)	201	183		197	183

(After-tax, per share in $) (a)
Earnings (loss)
Utility	1.35	2.12	(0.77)	7.16	8.09	(0.93)
Parent & Other	(0.51)	(0.44)	(0.07)	(1.60)	(1.59)	(0.01)
EWC	1.08	(2.04)	3.12	0.74	(1.87)	2.61
Consolidated	1.92	(0.36)	2.28	6.30	4.63	1.67

Less adjustments
Utility	0.21	0.98	(0.77)	0.21	1.21	(1.00)
Parent & Other	(0.05)	—	(0.05)	(0.05)	—	(0.05)
EWC	1.08	(2.04)	3.12	0.74	(1.87)	2.61
Consolidated	1.24	(1.06)	2.30	0.90	(0.66)	1.56

Adjusted earnings (loss) (non-GAAP)
Utility	1.14	1.14	—	6.95	6.88	0.07
Parent & Other	(0.46)	(0.44)	(0.02)	(1.55)	(1.59)	0.04
EWC	—	—	—	—	—	—
Consolidated	0.68	0.70	(0.02)	5.40	5.29	0.11
Estimated weather in billed sales	0.22	0.13	0.09	0.23	0.37	(0.14)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Year-to-Date 2019 vs. 2018
($ in millions)
	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility	677	699	(22)	2,974	2,693	281
Parent & Other	(21)	(20)	(1)	(237)	(234)	(3)
EWC	43	(153)	196	80	(74)	154
Consolidated	699	526	173	2,817	2,385	432

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to a lower amount of unprotected excess ADIT returned to customers at the Utility, as well as lower nuclear refueling outage spending and severance and retention payments at EWC. Higher pension contributions, largely at the Utility, partially offset the quarterly increase.

OCF increased year-over-year due primarily to a lower amount of unprotected excess ADIT returned to customers and increased collections for fuel and purchased power cost recovery at the Utility, as well as lower nuclear spending and asset retirement obligation spending at EWC. Lower revenues and higher severance and retention payments at EWC partially offset the annual increase.

For both the quarter and the full year, intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list adjustments by business. Amounts are shown on both an earnings and an EPS basis. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for Income taxes, Preferred dividend requirements of subsidiaries, and Total; $ in millions)
	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change

(Pre-tax except for income taxes, preferred dividend requirements of subsidiaries, and totals; $ in millions)
Utility
Customer sharing associated with internal restructuring	—	(40)	40	—	(40)	40
Income tax effect on Utility adjustment above	—	10	(10)	—	10	(10)
Income tax benefit from 2012 / 2013 IRS settlement	—	—	—	—	43	(43)
Income tax benefit from internal restructuring	—	170	(170)	—	170	(170)
Tax reform	—	38	(38)	—	38	(38)
Reversal of income tax valuation allowance	41	—	41	41	—	41
Total Utility	41	179	(137)	41	222	(180)
Parent & Other
Income tax item related to a valuation allowance for interest deductibility	(11)	—	(11)	(11)	—	(11)
Total Parent & Other	(11)	—	(11)	(11)	—	(11)
EWC
Income before income taxes	31	(474)	505	(12)	(610)	597
Income taxes	187	102	85	161	269	(108)
Preferred dividend requirements of subsidiaries	(1)	(1)	—	(2)	(2)	—
Total EWC	217	(373)	590	147	(343)	490

Total adjustments	248	(194)	442	177	(121)	298

(After-tax, per share in $) (b)
Utility
Customer sharing associated with internal restructuring	—	(0.16)	0.16	—	(0.16)	0.16
Income tax benefit from 2012 / 2013 IRS settlement	—	—	—	—	0.23	(0.23)
Income tax benefit from internal restructuring	—	0.93	(0.93)	—	0.93	(0.93)
Tax reform	—	0.21	(0.21)	—	0.21	(0.21)
Reversal of income tax valuation allowance	0.21	—	0.21	0.21	—	0.21
Total Utility	0.21	0.98	(0.77)	0.21	1.21	(1.00)
Parent & Other
Income tax item related to a valuation allowance for interest deductibility	(0.05)	—	(0.05)	(0.05)	—	(0.05)
Total Parent & Other	(0.05)	—	(0.05)	(0.05)	—	(0.05)
EWC
Total EWC	1.08	(2.04)	3.12	0.74	(1.87)	2.61

Total adjustments	1.24	(1.06)	2.30	0.90	(0.66)	1.56

Calculations may differ due to rounding

(b)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Year-to-Date 2019 vs. 2018
(Pre-tax except for Income taxes, Preferred dividend, and totals; $ in millions)
	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Utility
Other regulatory charges	—	(40)	40	—	(40)	40
Income taxes	41	219	(177)	41	261	(220)
Total Utility	41	179	(137)	41	222	(180)
Parent & Other
Income taxes	(11)	—	(11)	(11)	—	(11)
Total Parent & Other	(11)	—	(11)	(11)	—	(11)
EWC
Operating revenues	271	361	(90)	1,295	1,469	(174)
Fuel and fuel-related expenses	(22)	(19)	(2)	(98)	(77)	(21)
Purchased power	(10)	(61)	51	(59)	(115)	57
Nuclear refueling outage expense	(12)	(1)	(12)	(49)	(4)	(45)
Other O&M	(165)	(208)	43	(678)	(808)	130
Asset write-off and impairments	(2)	(235)	234	(290)	(532)	242
Decommissioning expense	(49)	(64)	15	(237)	(239)	2
Taxes other than income taxes	(15)	(21)	6	(60)	(78)	18
Depreciation/amortization exp.	(34)	(34)	(1)	(148)	(150)	2
Other income (deductions)-other	74	(185)	259	340	(42)	382
Interest exp. and other charges	(5)	(8)	3	(29)	(34)	5
Income taxes	187	102	85	161	269	(108)
Preferred dividend	(1)	(1)	—	(2)	(2)	—
Total EWC	217	(373)	590	147	(343)	490

Total adjustments	248	(194)	442	177	(121)	298

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2019 versus 2018 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Fourth Quarter 2019 vs. 2018
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As- Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2018 earnings	2.12	1.14		(0.44)	(0.44)		(2.04)		(0.36)	0.70
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.54	0.38	(e)	—	—		(0.18)	(f)	0.36	0.38
Nuclear refueling outage expense	(0.01)	(0.01)		—	—		(0.05)	(g)	(0.06)	(0.01)
Other O&M	(0.06)	(0.06)	(h)	0.01	0.01		0.18	(i)	0.13	(0.05)
Asset write-offs and impairments	—	—		—	—		1.01	(j)	1.01	—
Decommissioning expense	(0.02)	(0.02)		—	—		0.07	(k)	0.05	(0.02)
Taxes other than income taxes	(0.02)	(0.02)		—	—		0.03		0.01	(0.02)
Depreciation/amortization exp.	(0.13)	(0.13)	(l)	—	—		—		(0.13)	(0.13)
Other income (deductions)-other	0.05	0.05	(m)	(0.06)	(0.06)	(n)	1.11	(o)	1.10	(0.01)
Interest exp. and other charges	(0.06)	(0.06)	(p)	0.01	0.01		0.01		(0.04)	(0.05)
Income taxes-other	(0.92)	0.01	(q)	(0.08)	(0.03)	(r)	1.04	(s)	0.04	(0.02)
Preferred dividend requirements	(0.01)	(0.01)		—	—		—		(0.01)	(0.01)
Share effect	(0.13)	(0.13)	(t)	0.05	0.05	(t)	(0.10)	(t)	(0.18)	(0.18)
2019 earnings	1.35	1.14		(0.51)	(0.46)		1.08		1.92	0.68

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-Date 2019 vs. 2018
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2018 earnings	8.09	6.88		(1.59)	(1.59)		(1.87)		4.63	5.29
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	1.70	1.54	(e)	—	—		(0.60)	(f)	1.10	1.54
Nuclear refueling outage expense	(0.03)	(0.03)		—	—		(0.19)	(g)	(0.22)	(0.03)
Other O&M	(0.25)	(0.25)	(h)	0.02	0.02		0.56	(i)	0.33	(0.23)
Asset write-offs and impairments	—	—		—	—		1.04	(j)	1.04	—
Decommissioning expense	(0.06)	(0.06)	(u)	—	—		0.01		(0.05)	(0.06)
Taxes other than income taxes	(0.08)	(0.08)	(v)	0.01	0.01		0.07	(w)	—	(0.07)
Depreciation/amortization exp.	(0.45)	(0.45)	(l)	(0.01)	(0.01)		0.01		(0.45)	(0.46)
Other income (deductions)-other	0.05	0.05	(m)	(0.08)	(0.08)	(n)	1.65	(o)	1.62	(0.03)
Interest exp. and other charges	(0.15)	(0.15)	(p)	(0.01)	(0.01)		0.02		(0.14)	(0.16)
Income taxes-other	(1.11)	0.05	(q)	(0.06)	(0.01)	(r)	0.10	(s)	(1.07)	0.04
Preferred dividend requirements	(0.02)	(0.02)		—	—		—		(0.02)	(0.02)
Share effect	(0.53)	(0.53)	(t)	0.12	0.12	(t)	(0.06)	(t)	(0.47)	(0.41)
2019 earnings	7.16	6.95		(1.60)	(1.55)		0.74		6.30	5.40

Calculations may differ due to rounding

(c)
Utility operating revenue, Utility other O&M and Utility income taxes exclude $52 million, $3 million, and $55 million respectively in fourth quarter 2019 and $215 million, $0 million, and $215 million respectively in fourth quarter 2018 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility operating revenue, Utility other O&M and Utility income taxes exclude $268 million, $6 million, and $274 million respectively in 2019 and $770 million, $6 million, and $776 million respectively in 2018 (net effect is neutral to earnings).

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2019 vs. 2018 ($ EPS)
	4Q	YTD
Volume/weather	(0.16)	(0.30)
Retail electric price Reg. charges for lower tax rate	0.36 0.10	1.22 0.40
Reg. provisions for E-AR and E-MS FRPs	0.18	0.18
Reg. liability for tax sharing	0.16	0.16
Other, including Grand Gulf recovery	(0.10)	0.03
Total	0.54	1.70

(e)
The fourth quarter and year-to-date earnings increases were primarily driven by rate activity from E-AR’s FRP; E-LA’s FRP, including recovery of the St. Charles Power Station; E-LA’s AMI rider; E-MS’s FRP; the recovery of the Choctaw Generating Station; and E-TX’s base rate case. The variance also reflected three regulatory charges in fourth quarter 2018: first, a regulatory charge at E-TX to return the benefit of the lower federal tax rate to customers, second, regulatory provisions that lowered earnings into the allowed ranges at E-AR and E-MS as required by their FRPs, and third, a regulatory liability for tax sharing with E-AR customers (this partially offsets the income tax item discussed in footnote q). These increases were partially offset by the net effect of volume/weather. Fourth quarter 2019 results also reflected an accrual for the E-NO rate case decision, which is being appealed. The year-to-date increase also reflected 2018 regulatory charges at E-LA to return the benefit of the lower tax rate to customers.

(f)
The fourth quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Pilgrim in May 2019, lower capacity prices, and impacts on fuel expense from EWC plant impairments. These were partially offset by higher energy volume from EWC’s other nuclear plants.

(g)
The fourth quarter and year-to-date earnings decreases from higher EWC nuclear refueling outage expense were due primarily to increased outage amortization at Palisades due to the plant no longer being impaired.

(h)
The fourth quarter and year-to-date earnings decreases from higher Utility other O&M reflected higher spending on information technology, initiatives to explore new customer products and services, and compensation and benefits. Also contributing was the gain on a sale of an asset in fourth quarter 2018. This was partially offset by lower nuclear generation spending and from litigation awards from the DOE in connection with spent nuclear fuel storage costs.

(i)	The fourth quarter and year-to-date earnings increases from lower EWC other O&M were due largely to a decrease in severance and retention expense, as well as the Pilgrim plant shutdown in May 2019.

(j)
The fourth quarter and year-to-date earnings increases from lower EWC asset write-offs and impairments were due primarily to a revision of Vermont Yankee's ARO, partially offset by a gain on proceeds from the settlement of spent fuel litigation at Pilgrim, both in fourth quarter 2018.

(k)	The fourth quarter earnings increase from lower EWC decommissioning expense was due to the Pilgrim plant sale in 2019.

(l)
The fourth quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including the St. Charles Power Station, as well as higher new depreciation rates at E-MS and E-TX, partially offset by updated depreciation rates at SERI (offset in operating revenue). The year-to-date decrease also reflected a depreciation adjustment at SERI in the third quarter 2018 (offset in operating revenue).

(m)
The fourth quarter earnings increase from higher Utility other income (deductions)-other was due largely to differences in decommissioning trust fund returns. Based on regulatory treatment, decommissioning-related variances are largely earnings neutral. The year-to-date earnings increase was due largely to an increase in the allowance for equity funds used during construction due to higher construction work in progress in 2019, which included the Lake Charles Power Station, Montgomery County Power Station, and New Orleans Power Station projects.

(n)	The fourth quarter and year-to-date earnings decreases from lower Parent & Other other income (deductions)-other were due to the timing of a charitable contribution.

(o)
The fourth quarter and year-to-date earnings increases from higher EWC other income (deductions)-other were due largely to higher gains on the decommissioning trust fund investments in 2019 as compared to 2018. The year-to-date increase was partially offset by a pension settlement charge in third quarter 2019 related to the exit of the EWC business.

(p)	The fourth quarter and year-to-date earnings decreases from higher Utility interest expense were due primarily to higher debt balances at E-LA and E-AR.

(q)
The fourth quarter and year-to-date as-reported earnings decreases from higher Utility income taxes reflected two fourth quarter 2018 tax items and one fourth quarter 2019 tax item, all classified as adjustments. In fourth quarter 2018, approximately $170 million resulting from the restructuring of E-AR (partly offset by customer sharing recorded as a regulatory charge) and $38 million related to the reversal of a tax accrual at E-TX were recorded. In the fourth quarter 2019, a $41 million income tax item was generated through the reversal of a valuation allowance generated as part of the 2018 internal restructuring. The year-to-date earnings decrease also reflected a $43 million income tax benefit which resulted from the settlement of the 2012 / 2013 IRS audit in second quarter 2018.

(r)
The fourth quarter and year-to-date as-reported earnings decreases from higher Parent & Other income taxes related to a valuation allowance recorded on the expected interest limitation carryover. Approximately $11 million related to tax year 2018 (classified as an adjustment) and approximately $11 million related to tax year 2019.

(s)
The fourth quarter and year-to-date earnings increases from lower EWC income taxes reflected three items from fourth quarter 2019. First, a restructuring within the EWC business resulted in a reduction in income tax expense of $156 million. Second, a donation to the State University of New York triggered the recognition of an associated tax deduction, resulting in a decrease to tax expense of $19 million. Third, an EWC subsidiary recognized a reduction in tax expense of $18 million. The year-to-date earnings increase was largely offset by three items from 2018 and one from 2019. First, there was $13 million in tax benefits from the settlement of the 2012 / 2013 IRS audit in second quarter 2018. Second, a restructuring of an interest in an EWC decommissioning trust fund resulted in a reduction in income tax expense of $107 million in third quarter 2018. Third, the conclusion of a state income tax audit resulted in a benefit of $23 million in third quarter 2018. Lastly, an accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019 contributed to the year-to-date variance.

(t)
The fourth quarter and year-to-date earnings per share impacts from share effect were due to settlement of the equity forward (6.8 million shares settled in December 2018 and 8.4 million shares settled in May 2019).

(u)
The year-to-date earnings decrease from higher Utility decommissioning expense related to revisions to estimated decommissioning costs liabilities resulting from updated decommissioning cost studies at certain Utility nuclear plants. Based on regulatory treatment, decommissioning-related variances are largely earnings neutral.

(v)	The year-to date earnings decrease from higher Utility taxes other than income taxes was primarily due to higher ad valorem taxes at E-AR and E-LA.

(w)	The year-to-date earnings increase from lower EWC taxes other than income taxes was primarily due to lower ad valorem taxes due to a lower assessment at Palisades.

C: Utility Financial and Operating Measures
Appendix C-1 provides comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Fourth Quarter and Year-to-Date 2019 vs. 2018
	Fourth Quarter				Year-to-Date
	2019	2018	% Change	% Weather Adjusted (x)	2019	2018	% Change	% Weather Adjusted (x)
GWh billed
Residential	8,344	8,250	1.1	(1.2)	36,094	37,107	(2.7)	(1.2)
Commercial	6,991	7,026	(0.5)	(2.2)	28,755	29,426	(2.3)	(1.9)
Governmental	647	646	0.2	(0.3)	2,579	2,581	(0.1)	(0.2)
Industrial	11,974	11,882	0.8	0.8	48,483	48,384	0.2	0.2
Total retail sales	27,956	27,804	0.5	(0.6)	115,911	117,498	(1.4)	(0.8)
Wholesale	3,201	2,927	9.4		13,210	11,715	12.8
Total sales	31,157	30,731	1.4		129,121	129,213	(0.1)

Number of electric retail customers
Residential					2,500,736	2,481,027	0.8
Commercial					359,395	356,618	0.8
Governmental					17,768	17,839	(0.4)
Industrial					45,320	45,790	(1.0)
Total retail customers					2,923,219	2,901,274	0.8

Other O&M and refueling outage expense per MWh	22.70	22.36	1.5		21.06	20.52	2.6

Calculations may differ due to rounding

(x)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for fourth quarter 2019, retail billed sales decreased (0.6) percent. Residential billed sales decreased (1.2) percent primarily due to fewer days billed compared to a year ago. Commercial billed sales decreased (2.2) percent driven by the continued impact of energy efficiency. Industrial billed sales volume increased 0.8 percent driven by continued growth from new/expansion customers, partially offset by lower sales to cogeneration customers.

On a weather-adjusted basis for full year 2019, retail billed sales decreased (0.8) percent. Residential and commercial billed sales decreased (1.2) and (1.9) percent respectively, driven by the continued impact of energy efficiency. Fewer days billed also contributed to the residential billed sales decrease. Industrial billed sales volume increased 0.2 percent driven by continued growth from new/expansion customers, partially offset by lower sales to cogeneration customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2019 vs. 2018
($ in millions)	Fourth Quarter			Year-to-Date
	2019	2018	Change	2019	2018	Change
Net income (loss)	218	(372)	590	149	(341)	490
Add back: interest expense	5	8	(3)	29	34	(5)
Add back: income taxes	(187)	(102)	(85)	(161)	(269)	108
Add back: depreciation and amortization	34	34	0	148	150	(2)
Subtract: interest and investment income	99	(169)	268	415	15	400
Add back: decommissioning expense	49	64	(15)	237	239	(2)
Adjusted EBITDA (non-GAAP)	20	(199)	219	(13)	(202)	189

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Fourth Quarter and Year-to-Date 2019 vs. 2018
	Fourth Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
Owned capacity (MW) (y)	3,274	3,962	(17.4)	3,274	3,962	(17.4)
GWh billed	6,780	8,022	(15.5)	28,088	29,875	(6.0)

EWC Nuclear Fleet
Capacity factor	99%	78%	26.9	93%	84%	10.7
GWh billed	6,326	7,520	(15.9)	25,928	27,617	(6.1)
Production cost per MWh	$17.71	$18.79	(5.7)	$18.29	$17.68	3.5
Average energy/capacity revenue per MWh	$35.73	$48.97	(27.0)	$43.88	$49.13	(10.7)
Refueling outage days
Indian Point 2	—	—		—	33
Indian Point 3	—	—		29	—
Palisades	—	61		—	61

Calculations may differ due to rounding

(y)	Fourth quarter and year-to-date 2019 exclude Pilgrim (688MW), which was shut down May 31, 2019 and sold August 26, 2019.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Fourth Quarter 2019 vs. 2018 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2019	2018	Change
GAAP Measures
As-reported ROIC	6.3%	5.3%	1.0%
As-reported ROE	13.0%	10.1%	2.9%

Non-GAAP Measures
Adjusted ROIC	5.6%	5.7%	(0.1)%
Adjusted ROE	11.2%	11.5%	(0.3)%

As of December 31 ($ in millions)	2019	2018	Change
GAAP Measures
Cash and cash equivalents	426	481	(55)
Revolver capacity	3,810	4,056	(246)
Commercial paper	1,947	1,942	5
Total debt	19,885	18,133	1,752
Securitization debt	298	424	(126)
Debt to capital	65.5%	66.7%	(1.2)%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	54	61	(7)
Leases - Entergy’s share (z)	—	448	(448)
Power purchase agreements accounted for as leases (z)	—	106	(106)
Total off-balance sheet liabilities	54	615	(561)

Non-GAAP Measures
Debt to capital, excluding securitization debt	65.1%	66.1%	(1.0)%
Gross liquidity	4,236	4,537	(301)
Net debt to net capital, excluding securitization debt	64.6%	65.5%	(0.9)%
Parent debt to total debt, excluding securitization debt	21.6%	22.6%	(1.0)%
FFO to debt, excluding securitization debt	14.6%	11.7%	2.9%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	16.8%	15.3%	1.5%

Calculations may differ due to rounding

(z)
As of January 1, 2019, Entergy adopted Financial Accounting Standards Board Accounting Standards Codification 842, the new lease accounting standard. As a result, Entergy re-evaluated all agreements and put all agreements that qualified as operating leases on the balance sheet, and there are no longer any off-balance sheet liabilities for leases.

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales
Number of electric retail customers	Number of electric customers at the end of the period

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts, or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021), and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021), and Palisades (May 31, 2022)

Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by average common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and capital leases on the balance sheet

Appendix F-1: Definitions (continued)
Financial Measures - Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling adjusted FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Parent debt to total debt, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENP
EPS
ETR
EWC
FERC
FFO
FRP
GAAP
Grand Gulf or GGNS
Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
ISO LCPS LPSC LTM MCPS MISO Moody’s MPSC MTEP Nelson 6 NDT NOPS NRC NY PSC NYISO NYSE OCF OpCo OPEB Other O&M P&O Palisades Pilgrim PMR PPA PSC PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SCPS SEC SERI TCRF UPSA Vermont Yankee WACC WPEC
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
New Orleans Power Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
St. Charles Power Station (CCGT)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1 and Appendix G-2 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Fourth Quarter
		2019	2018
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	1,241	849
Preferred dividends		17	14
Tax-effected interest expense		554	527
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax-effected interest expense	(B)	1,812	1,390

Adjustments in prior three quarters		(70)	73
Adjustments in current quarter		248	(194)
Total adjustments, last 12 months	(C)	177	(121)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		25	29

Total adjustments, adding back EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	202	(92)

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	1,064	970
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,610	1,482

Average invested capital	(E)	28,780	26,032

Average common equity	(F)	9,534	8,418

As-reported ROIC	(B/E)	6.3%	5.3%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.6%	5.7%
As-reported ROE	(A/F)	13.0%	10.1%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.2%	11.5%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC

($ in millions except where noted)		Fourth Quarter
		2019	2018
Total debt	(A)	19,885	18,133
Less securitization debt	(B)	298	424
Total debt, excluding securitization debt	(C)	19,587	17,709
Less cash and cash equivalents	(D)	426	481
Net debt, excluding securitization debt	(E)	19,161	17,228

Total capitalization	(F)	30,363	27,196
Less securitization debt	(B)	298	424
Total capitalization, excluding securitization debt	(G)	30,065	26,772
Less cash and cash equivalents	(D)	426	481
Net capital, excluding securitization debt	(H)	29,639	26,291

Debt to capital	(A/F)	65.5%	66.7%
Debt to capital, excluding securitization debt (non-GAAP)	(C/G)	65.1%	66.1%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/H)	64.6%	65.5%

Revolver capacity	(I)	3,810	4,056

Gross liquidity (non-GAAP)	(D+I)	4,236	4,537

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	440	220
Commercial paper	(L)	1,947	1,942
Unamortized debt issuance costs and discounts	(M)	(8)	(10)
Total parent debt	(J+K+L+M)	4,229	4,002

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(J+K+L+M)/C]	21.6%	22.6%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt; FFO to Debt, excluding Securitization Debt, Return of Unprotected Excess ADIT, and Severance and Retention Payments Associated with Exit of EWC (continued)

($ in millions except where noted)		Fourth Quarter
		2019	2018
Total debt	(A)	19,885	18,133
Less securitization debt	(B)	298	424
Total debt, excluding securitization debt	(C)	19,587	17,709

Net cash flow provided by operating activities, rolling 12 months	(D)	2,817	2,385

AFUDC - borrowed funds, rolling 12 months	(E)	(65)	(61)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(101)	99
Fuel inventory		(28)	46
Accounts payable		(72)	97
Taxes accrued		(21)	39
Interest accrued		1	5
Other working capital accounts		(3)	(164)
Securitization regulatory charges		122	124
Total	(F)	(102)	246

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	2,854	2,079

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	14.6%	11.7%

Estimated return of unprotected excess ADIT (rolling 12 months)	(H)	301	592
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	141	43

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	16.8%	15.3%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$28,010	$4,858	$1,374	$34,242
Temporary cash investments	173,613	10,192	207,675	391,480
Total cash and cash equivalents	201,623	15,050	209,049	425,722
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	512,228	—	83,281	595,509
Allowance for doubtful accounts	(7,404)	—	—	(7,404)
Associated companies	20,481	(25,572)	5,091	—
Other	210,452	817	8,601	219,870
Accrued unbilled revenues	400,617	—	—	400,617
Total accounts receivable	1,136,374	(24,755)	96,973	1,208,592
Fuel inventory - at average cost	140,010	—	5,466	145,476
Materials and supplies - at average cost	792,192	—	32,797	824,989
Deferred nuclear refueling outage costs	120,110	—	37,458	157,568
Prepayments and other	171,874	(16,346)	128,117	283,645
TOTAL	2,562,183	(540,167)	1,023,976	3,045,992

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,468,991	(1,469,077)	86	—
Decommissioning trust funds	3,719,193	—	2,684,837	6,404,030
Non-utility property - at cost (less accumulated depreciation)	319,504	(5)	13,365	332,864
Other	492,245	—	4,207	496,452
TOTAL	5,999,933	(1,469,082)	2,702,495	7,233,346

PROPERTY, PLANT, AND EQUIPMENT

Electric	53,298,795	10,633	962,039	54,271,467
Natural gas	547,110	—	—	547,110
Construction work in progress	2,813,416	245	9,630	2,823,291
Nuclear fuel	612,900	—	64,281	677,181
TOTAL PROPERTY, PLANT, AND EQUIPMENT	57,272,221	10,878	1,035,950	58,319,049
Less - accumulated depreciation and amortization	22,364,188	2,044	770,124	23,136,356
PROPERTY, PLANT, AND EQUIPMENT - NET	34,908,033	8,834	265,826	35,182,693

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,292,055	—	—	5,292,055
Deferred fuel costs	239,892	—	—	239,892
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	59,425	1,022	4,014	64,461
Other	122,044	10,680	155,577	288,301
TOTAL	6,087,515	11,702	162,664	6,261,881

TOTAL ASSETS	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$345,012	$450,000	$—	$795,012
Notes payable and commercial paper:
Other	—	1,946,727	—	1,946,727
Account payable:
Associated companies	34,378	(48,342)	13,964	—
Other	1,303,705	60	196,096	1,499,861
Customer deposits	409,171	—	—	409,171
Taxes accrued	261,125	(957)	(26,713)	233,455
Interest accrued	167,332	26,649	148	194,129
Deferred fuel costs	197,687	—	—	197,687
Pension and other postretirement liabilities	49,348	—	16,836	66,184
Current portion of unprotected excess accumulated deferred
income taxes	76,457			76,457
Other	180,327	1,837	19,616	201,780
TOTAL	3,024,542	2,375,974	219,947	5,620,463

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,899,201	(374,582)	(1,123,429)	4,401,190
Accumulated deferred investment tax credits	207,113	—	—	207,113
Regulatory liability for income taxes - net	1,633,159	—	—	1,633,159
Other regulatory liabilities	1,961,005	—	—	1,961,005
Decommissioning and retirement cost liabilities	3,692,574	—	2,466,638	6,159,212
Accumulated provisions	533,706	—	322	534,028
Pension and other postretirement liabilities	2,141,381	—	656,884	2,798,265
Long-term debt	15,107,596	1,832,047	139,000	17,078,643
Other	1,243,775	(446,069)	55,043	852,749
TOTAL	32,419,510	1,011,396	2,194,458	35,625,364

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,117,727	882,286	1,564,423	6,564,436
Retained earnings	8,014,497	947,932	295,180	9,257,609
Accumulated other comprehensive income loss	(102,521)	—	(344,399)	(446,920)
Less - treasury stock, at cost (70,886,400 shares in 2019)	120,000	5,034,150	—	5,154,150
TOTAL COMMON SHAREHOLDERS' EQUITY	13,883,451	(5,376,083)	1,716,307	10,223,675
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,918,451	(5,376,083)	1,716,307	10,258,675

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$52,362	$4,096	$232	$56,690
Temporary cash investments	207,590	3,792	212,903	424,285
Total cash and cash equivalents	259,952	7,888	213,135	480,975
Notes receivable	—	(511,786)	511,786	—
Accounts receivable:
Customer	481,059	—	77,435	558,494
Allowance for doubtful accounts	(7,322)	—	—	(7,322)
Associated companies	28,949	(32,855)	3,906	—
Other	157,656	—	10,066	167,722
Accrued unbilled revenues	395,511	—	—	395,511
Total accounts receivable	1,055,853	(32,855)	91,407	1,114,405
Deferred fuel costs	27,251	—	—	27,251
Fuel inventory - at average cost	113,698	—	3,606	117,304
Materials and supplies - at average cost	719,438	—	33,405	752,843
Deferred nuclear refueling outage costs	147,796	—	83,164	230,960
Prepayments and other	171,199	(16,113)	79,240	234,326
TOTAL	2,495,187	(552,866)	1,015,743	2,958,064

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,430,792	(1,430,878)	86	—
Decommissioning trust funds	3,066,588	—	3,853,576	6,920,164
Non-utility property - at cost (less accumulated depreciation)	293,182	(14)	11,214	304,382
Other	436,981	—	284	437,265
TOTAL	5,227,543	(1,430,892)	3,865,160	7,661,811

PROPERTY, PLANT, AND EQUIPMENT

Electric	48,275,159	9,585	911,834	49,196,578
Property under capital lease	634,908	—	—	634,908
Natural gas	496,150	—	—	496,150
Construction work in progress	2,815,214	270	73,155	2,888,639
Nuclear fuel	753,513	—	107,759	861,272
TOTAL PROPERTY, PLANT, AND EQUIPMENT	52,974,944	9,855	1,092,748	54,077,547
Less - accumulated depreciation and amortization	21,430,017	198	672,886	22,103,101
PROPERTY, PLANT, AND EQUIPMENT - NET	31,544,927	9,657	419,862	31,974,446

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,746,496	—	—	4,746,496
Deferred fuel costs	239,496	—	—	239,496
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	41,969	2,677	9,947	54,593
Other	107,450	10,048	145,490	262,988
TOTAL	5,509,510	12,725	158,510	5,680,745

TOTAL ASSETS	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$650,009	$—	$—	$650,009
Notes payable and commercial paper:
Associated companies	—	(227,298)	227,298	—
Other	—	1,942,339	—	1,942,339
Account payable:
Associated companies	29,135	(51,435)	22,300	—
Other	1,174,309	45	321,704	1,496,058
Customer deposits	411,505	—	—	411,505
Taxes accrued	267,678	(18,490)	5,053	254,241
Interest accrued	166,592	26,401	199	193,192
Deferred fuel costs	52,396	—	—	52,396
Obligations under capital leases	1,617	—	—	1,617
Pension and other postretirement liabilities	49,104	—	12,136	61,240
Current portion of unprotected excess accumulated deferred
income taxes	248,127	—	—	248,127
Other	92,168	1,638	39,014	132,820
TOTAL	3,142,640	1,673,200	627,704	5,443,544

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,458,667	(317,012)	(1,034,503)	4,107,152
Accumulated deferred investment tax credits	213,101	—	—	213,101
Obligations under capital leases	20,378	—	—	20,378
Regulatory liability for income taxes - net	1,817,021	—	—	1,817,021
Other regulatory liabilities	1,620,254	—	—	1,620,254
Decommissioning and retirement cost liabilities	3,244,419	—	3,111,124	6,355,543
Accumulated provisions	513,489	—	618	514,107
Pension and other postretirement liabilities	1,937,884	—	678,201	2,616,085
Long-term debt	13,319,111	2,060,192	139,000	15,518,303
Other	740,865	(397,003)	642,009	985,871
TOTAL	28,885,189	1,346,177	3,536,449	33,767,815

Subsidiaries' preferred stock without sinking fund	195,153	—	24,249	219,402

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 261,587,009 shares in 2018	1,973,748	(2,172,235)	201,103	2,616
Paid-in capital	3,864,764	767,625	1,319,042	5,951,431
Retained earnings	6,931,882	1,577,576	211,692	8,721,150
Accumulated other comprehensive income (loss)	(96,209)	—	(460,964)	(557,173)
Less - treasury stock, at cost (72,530,866 shares in 2018)	120,000	5,153,719	—	5,273,719
TOTAL	12,554,185	(4,980,753)	1,270,873	8,844,305

TOTAL LIABILITIES AND EQUITY	$44,777,167	($1,961,376)	$5,459,275	$48,275,066

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,150,307	($11)	$—	$2,150,296
Natural gas	41,037	—	—	41,037
Competitive businesses	—	11	270,962	270,973
Total	2,191,344	—	270,962	2,462,306

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	465,236	(10)	21,820	487,046
Purchased power	181,177	10	9,966	191,153
Nuclear refueling outage expenses	39,254	—	12,226	51,480
Other operation and maintenance	668,148	8,670	164,946	841,764
Asset write-offs, impairments and related charges	—	—	1,544	1,544
Decommissioning	42,844	—	49,400	92,244
Taxes other than income taxes	141,443	(39)	14,627	156,031
Depreciation and amortization	344,837	766	34,423	380,026
Other regulatory charges	12,478	—	—	12,478
Total	1,895,417	9,397	308,952	2,213,766

OPERATING INCOME	295,927	(9,397)	(37,990)	248,540

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	36,428	—	—	36,428
Interest and investment income	80,803	(38,617)	99,063	141,249
Miscellaneous - net	(48,348)	(18,557)	(25,020)	(91,925)
Total	68,883	(57,174)	74,043	85,752

INTEREST EXPENSE
Interest expense	167,603	30,826	5,436	203,865
Allowance for borrowed funds used during construction	(15,923)	—	—	(15,923)
Total	151,680	30,826	5,436	187,942

INCOME BEFORE INCOME TAXES	213,130	(97,397)	30,617	146,350

Income taxes	(61,650)	5,452	(187,057)	(243,255)

CONSOLIDATED NET INCOME	274,780	(102,849)	217,674	389,605

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$270,747	($102,849)	$217,127	$385,025

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.52)	$1.09	$1.93
DILUTED	$1.35	($0.51)	$1.08	$1.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,110,740
DILUTED				200,909,656
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,107,747	($9)	$—	$2,107,738
Natural gas	43,446	—	—	43,446
Competitive businesses	—	—	361,298	361,298
Total	2,151,193	(9)	361,298	2,512,482

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	490,031	(9)	19,404	509,426
Purchased power	345,515	9	60,838	406,362
Nuclear refueling outage expenses	37,194	—	574	37,768
Other operation and maintenance	649,808	10,702	208,187	868,697
Asset write-offs, impairments and related charges		—	235,239	235,239
Decommissioning	38,279	—	64,396	102,675
Taxes other than income taxes	135,755	(18)	20,533	156,270
Depreciation and amortization	313,479	265	33,599	347,343
Other regulatory charges	77,633	—	—	77,633
Total	2,087,694	10,949	642,770	2,741,413

OPERATING INCOME (LOSS)	63,499	(10,958)	(281,472)	(228,931)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,235	—	—	37,235
Interest and investment income	6,021	(38,436)	(168,808)	(201,223)
Miscellaneous - net	13,818	(4,422)	(15,710)	(6,314)
Total	57,074	(42,858)	(184,518)	(170,302)

INTEREST EXPENSE
Interest expense	154,801	34,723	8,251	197,775
Allowance for borrowed funds used during construction	(17,797)	—	—	(17,797)
Total	137,004	34,723	8,251	179,978

INCOME (LOSS) BEFORE INCOME TAXES	(16,431)	(88,539)	(474,241)	(579,211)

Income taxes	(407,413)	(7,332)	(102,144)	(516,889)

NET INCOME (LOSS)	390,982	(81,207)	(372,097)	(62,322)

Preferred dividend requirements of subsidiaries	3,030	—	547	3,577

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$387,952	($81,207)	($372,644)	($65,899)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.12	($0.44)	($2.04)	($0.36)
DILUTED	$2.12	($0.44)	($2.04)	($0.36)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				183,083,673
DILUTED				183,083,673
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,430,031	($53)	$—	$9,429,978
Natural gas	153,954	—	—	153,954
Competitive businesses	—	22	1,294,719	1,294,741
Total	9,583,985	(31)	1,294,719	10,878,673

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,931,478	(52)	98,212	2,029,638
Purchased power	1,134,194	52	58,614	1,192,860
Nuclear refueling outage expenses	156,315	—	48,612	204,927
Other operation and maintenance	2,562,568	32,167	677,646	3,272,381
Asset write-offs, impairments and related charges	—	—	290,027	290,027
Decommissioning	164,267	—	236,535	400,802
Taxes other than income taxes	582,811	633	60,301	643,745
Depreciation and amortization	1,328,900	2,944	148,172	1,480,016
Other regulatory credits	(26,220)	—	—	(26,220)
Total	7,834,313	35,744	1,618,119	9,488,176

OPERATING INCOME	1,749,672	(35,775)	(323,400)	1,390,497

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	144,974	—	—	144,974
Interest and investment income	289,570	(156,294)	414,636	547,912
Miscellaneous - net	(149,544)	(28,784)	(74,211)	(252,539)
Total	285,000	(185,078)	340,425	440,347

INTEREST EXPENSE
Interest expense	654,352	123,580	29,450	807,382
Allowance for borrowed funds used during construction	(64,957)	—	—	(64,957)
Total	589,395	123,580	29,450	742,425

INCOME BEFORE INCOME TAXES	1,445,277	(344,433)	(12,425)	1,088,419

Income taxes	19,634	(28,164)	(161,295)	(169,825)

CONSOLIDATED NET INCOME	1,425,643	(316,269)	148,870	1,258,244

Preferred dividend requirements of subsidiaries	14,830	—	2,188	17,018

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,410,813	($316,269)	$146,682	$1,241,226

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.23	($1.62)	$0.75	$6.36
DILUTED	$7.16	($1.60)	$0.74	$6.30

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				195,195,858
DILUTED				196,999,284
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,384,234	($123)	$—	$9,384,111
Natural gas	156,436	—	—	156,436
Competitive businesses	—	—	1,468,905	1,468,905
Total	9,540,670	(123)	1,468,905	11,009,452

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,070,678	(123)	77,238	2,147,793
Purchased power	1,543,470	119	115,210	1,658,799
Nuclear refueling outage expenses	150,255	—	3,571	153,826
Other operation and maintenance	2,501,369	37,328	807,700	3,346,397
Asset write-offs, impairments and related charges	—	—	532,321	532,321
Decommissioning	149,624	—	238,884	388,508
Taxes other than income taxes	561,985	1,796	78,171	641,952
Depreciation and amortization	1,218,320	1,274	149,848	1,369,442
Other regulatory charges (credits) - net	301,049	—	—	301,049
Total	8,496,750	40,394	2,002,943	10,540,087

OPERATING INCOME	1,043,920	(40,517)	(534,038)	469,365

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	129,602	—	—	129,602
Interest and investment income	203,936	(154,615)	14,543	63,864
Miscellaneous - net	(62,026)	(11,251)	(56,477)	(129,754)
Total	271,512	(165,866)	(41,934)	63,712

INTEREST EXPENSE
Interest expense	613,893	120,735	33,694	768,322
Allowance for borrowed funds used during construction	(60,974)	—	—	(60,974)
Total	552,919	120,735	33,694	707,348

INCOME BEFORE INCOME TAXES	762,513	(327,118)	(609,666)	(174,271)

Income taxes	(732,548)	(35,253)	(269,025)	(1,036,826)

NET INCOME (LOSS)	1,495,061	(291,865)	(340,641)	862,555

Preferred dividend requirements of subsidiaries	11,706	—	2,188	13,894

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,483,355	($291,865)	($342,829)	$848,661

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.18	($1.61)	($1.89)	$4.68
DILUTED	$8.09	($1.59)	($1.87)	$4.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				181,409,597
DILUTED				183,378,513
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,258,244	$862,555	$395,689
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,182,313	2,040,555	141,758
Deferred income taxes, investment tax credits, and non-current taxes accrued	193,950	(256,848)	450,798
Asset write-offs, impairments and related charges	226,678	491,739	(265,061)
Changes in working capital:
Receivables	(101,227)	98,546	(199,773)
Fuel inventory	(28,173)	45,839	(74,012)
Accounts payable	(71,898)	97,312	(169,210)
Taxes accrued	(20,784)	39,272	(60,056)
Interest accrued	937	5,220	(4,283)
Deferred fuel costs	172,146	(25,829)	197,975
Other working capital accounts	(3,108)	(164,173)	161,065
Changes in provisions for estimated losses	19,914	35,706	(15,792)
Changes in other regulatory assets	(545,559)	189,193	(734,752)
Changes in other regulatory liabilities	(14,781)	(803,323)	788,542
Changes in pensions and other postretirement liabilities	187,124	(304,941)	492,065
Other	(639,149)	34,424	(673,573)
Net cash flow provided by operating activities	2,816,627	2,385,247	431,380
INVESTING ACTIVITIES
Construction/capital expenditures	(4,197,667)	(3,942,010)	(255,657)
Allowance for equity funds used during construction	144,862	130,195	14,667
Nuclear fuel purchases	(128,366)	(302,584)	174,218
Payment for purchase of plant or assets	(305,472)	(26,623)	(278,849)
Proceeds from sale of assets	28,932	24,902	4,030
Insurance proceeds received for property damages	7,040	18,270	(11,230)
Changes in securitization account	3,298	(5,844)	9,142
Payments to storm reserve escrow account	(8,038)	(6,551)	(1,487)
Decrease (increase) in other investments	30,319	(54,500)	84,819
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	2,369	59,643	(57,274)
Proceeds from nuclear decommissioning trust fund sales	4,121,351	6,484,791	(2,363,440)
Investment in nuclear decommissioning trust funds	(4,208,870)	(6,485,676)	2,276,806
Net cash flow used in investing activities	(4,510,242)	(4,105,987)	(404,255)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	9,304,396	8,035,536	1,268,860
Preferred stock of subsidiary	33,188	73,330	(40,142)
Treasury stock	93,862	103,315	(9,453)
Common stock	607,650	499,272	108,378
Retirement of long-term debt	(7,619,380)	(6,965,738)	(653,642)
Repurchase of preferred membership units	(50,000)	(53,868)	3,868
Changes in credit borrowings and commercial paper - net	4,389	364,031	(359,642)
Other	(7,732)	26,453	(34,185)
Dividends paid:
Common stock	(711,573)	(647,704)	(63,869)
Preferred stock	(16,438)	(14,185)	(2,253)
Net cash flow provided by financing activities	1,638,362	1,420,442	217,920
Net decrease in cash and cash equivalents	(55,253)	(300,298)	245,045
Cash and cash equivalents at beginning of period	480,975	781,273	(300,298)
Cash and cash equivalents at end of period	$425,722	$480,975	($55,253)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$778,209	$734,845	$43,364
Income taxes	($40,435)	$19,825	($60,260)

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2019 vs. 2018
(Dollars in thousands)
(Unaudited)
	2019	2018	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$389,605	($62,322)	$451,927
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	547,636	523,211	24,425
Deferred income taxes, investment tax credits, and non-current taxes accrued	(179,773)	(339,489)	159,716
Asset write-offs, impairments and related charges	1,503	281,476	(279,973)
Changes in working capital:
Receivables	129,778	252,249	(122,471)
Fuel inventory	(13,774)	(3,889)	(9,885)
Accounts payable	103,348	17,363	85,985
Taxes accrued	(18,364)	(4,238)	(14,126)
Interest accrued	3,251	14,618	(11,367)
Deferred fuel costs	81,827	(545)	82,372
Other working capital accounts	16,124	(78,110)	94,234
Changes in provisions for estimated losses	5,800	7,107	(1,307)
Changes in other regulatory assets	(452,698)	(17,942)	(434,756)
Changes in other regulatory liabilities	4,334	(389,639)	393,973
Changes in pensions and other postretirement liabilities	319,168	40,585	278,583
Other	(239,085)	285,308	(524,393)
Net cash flow provided by operating activities	698,680	525,743	172,937
INVESTING ACTIVITIES
Construction/capital expenditures	(1,117,941)	(1,058,963)	(58,978)
Allowance for equity funds used during construction	35,995	37,366	(1,371)
Nuclear fuel purchases	(73,190)	(131,765)	58,575
Payment for purchase of plant or assets	(305,472)	(26,623)	(278,849)
Proceeds from sale of assets	9,131	11,987	(2,856)
Insurance proceeds received for property damages	—	7,747	(7,747)
Changes in securitization account	7,511	7,141	370
Payments to storm reserve escrow account	(1,854)	(2,036)	182
Increase in other investments	(51)	(18,360)	18,309
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	59,643	(59,643)
Proceeds from nuclear decommissioning trust fund sales	602,735	2,306,872	(1,704,137)
Investment in nuclear decommissioning trust funds	(642,180)	(2,298,515)	1,656,335
Net cash flow used in investing activities	(1,485,316)	(1,105,506)	(379,810)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,170,825	2,431,405	(260,580)
Preferred stock of subsidiary	(298)	73,330	(73,628)
Treasury stock	4,559	78,669	(74,110)
Retirement of long-term debt	(1,759,666)	(2,783,918)	1,024,252
Changes in credit borrowings and commercial paper - net	28,939	(4,339)	33,278
Other	1,443	913	530
Dividends paid:
Common stock	(185,165)	(164,839)	(20,326)
Preferred stock	(4,110)	(3,868)	(242)
Net cash flow provided by financing activities	256,527	72,757	183,770
Net decrease in cash and cash equivalents	(530,109)	(507,006)	(23,103)
Cash and cash equivalents at beginning of period	955,831	987,981	(32,150)
Cash and cash equivalents at end of period	$425,722	$480,975	($55,253)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$193,587	$176,464	$17,123
Income taxes	($31,786)	$1,085	($32,871)